Exhibit 10.8

SECOND AMENDED AND RESTATED EXCHANGE AGREEMENT

by and among

OAKTREE CAPITAL GROUP, LLC,

OCM HOLDINGS I, LLC,

OAKTREE HOLDINGS, INC.,

OAKTREE AIF HOLDINGS, INC.,

OAKTREE HOLDINGS, LTD.,

OAKTREE CAPITAL GROUP HOLDINGS, L.P.

and

OTHER PARTIES JOINED HERETO FROM TIME TO TIME

Dated as of March 29, 2012

This SECOND AMENDED AND RESTATED EXCHANGE AGREEMENT (the “Agreement”), dated as of March 29, 2012, is among Oaktree Capital Group, LLC, a Delaware limited liability company (“Oaktree”), OCM Holdings I, LLC, a Delaware limited liability company (“OCM Holdings”), Oaktree Holdings, Inc., a Delaware corporation (“Oaktree Inc.”), Oaktree AIF Holdings, Inc. (f/k/a Oaktree Media Holdings, Inc.), a Delaware corporation (“Oaktree AIF”), Oaktree Holdings, Ltd., a Cayman Islands exempted company (“Oaktree Ltd.”), Oaktree Capital Group Holdings, L.P., a Delaware limited partnership (“OCGH”), the OCGH Limited Partners (as defined below) and other parties joined hereto from time to time pursuant to Section 3.3. Capitalized terms used but not otherwise defined herein have the respective meanings ascribed thereto in Section 1.1.

WHEREAS, OCGH is an owner of OpCo Units;

WHEREAS, on the terms and subject to the conditions set forth herein, in the OCGH Partnership Agreement, any Oaktree equity ownership plan and any other arrangements between OCGH and the limited partners of OCGH, each limited partner of OCGH has the right to sell his or her vested partnership interests in OCGH to each Intermediate Holding Company in exchange for (at Oaktree’s option) cash, Class A Units, other consideration or any combination of the foregoing;

WHEREAS, on the terms and subject to the conditions set forth herein and in the OCGH Partnership Agreement, OCGH may redeem the OCGH Units acquired by the Intermediate Holding Companies and, in exchange therefore, may distribute to each Intermediate Holding Company its pro rata portion of the Equivalent OpCo Units that correspond to the redeemed OCGH Units;

WHEREAS, on the terms and subject to the conditions set forth herein, immediately upon the distribution of the Equivalent OpCo Units by OCGH to the Intermediate Holding Companies, (i) the Intermediate Holding Companies may effect such inter-company transfers among the Intermediate Holdings Companies as may be necessary to ensure that each Intermediate Holding Company only holds OpCo Units of the OpCo of which such Intermediate Holding Company is the general partner and (ii) a number of Class B Units held by OCGH equal to the number of OpCo Units delivered to the Intermediate Holding Companies shall be automatically canceled without any further action by any party;

WHEREAS, the parties intend that each Exchange consummated hereunder be treated for U.S. federal income tax purposes as a taxable sale of OCGH Units by an OCGH Limited Partner to OCM Holdings, Oaktree Inc., Oaktree AIF or Oaktree Ltd., as the case may be;

WHEREAS, the parties executed an Exchange Agreement, dated as of May 25, 2007 (the “Original Agreement”);

WHEREAS, the Original Agreement was amended and restated in its entirety by the execution of an Amended and Restated Exchange Agreement, dated as of March 28, 2008 (the “First Amended Agreement”);

WHEREAS, Section 3.10 of the First Amended Agreement provides that the First Amended Agreement may be amended, modified or waived at any time in writing by agreement of Oaktree and OCGH without the approval or consent of any other party (unless such amendment, modification or waiver would adversely affect in any material respect any OCGH Limited Partner relative to all OCGH Limited Partners collectively as a group); and

WHEREAS, Oaktree and OCGH desire to amend and restate the First Amended Agreement in a manner that does not adversely affect in any material respect any OCGH Limited Partner relative to all OCGH Limited Partners collectively as a group.

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Oaktree and OCGH hereby agree to amend and restate the First Amended Agreement in its entirety as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Class A Units” has the meaning set forth in the Oaktree Operating Agreement.

“Class B Units” has the meaning set forth in the Oaktree Operating Agreement.

“Closing” has the meaning set forth in Section 2.2(c).

“Code” has the meaning set forth in Section 3.12.

“Competitive Business” has the meaning set forth in the OCGH Partnership Agreement.

“Equivalent OpCo Unit” has the meaning set forth in the OCGH Partnership Agreement.

“Exchange” means the exchange by an OCGH Limited Partner of an OCGH Unit for cash, a Class A Unit, other consideration or any combination of the foregoing, as described in Article II of this Agreement.

“Exchange Date” has the meaning set forth in the OCGH Partnership Agreement.

“Exchange Price” means, with respect to all Exchanges effected on the same Exchange Date:

(a) if Oaktree elects for the Intermediate Holdings Companies to deliver Class A Units as consideration for the Exchange, a number of Class A Units equal to the total number of OCGH Units being exchanged for Class A Units pursuant to this Agreement by all OCGH Limited Partners at the Closing effected on such Exchange Date;

(b) if Oaktree elects for the Intermediate Holdings Companies to deliver cash as consideration for the Exchange and one or more Class A Units are issued and sold by Oaktree in connection with such Exchange (which sale, for the avoidance of doubt, can constitute multiple sales over multiple dates if such sales were consummated in connection with the same Exchange) and some or all of the proceeds of such sale(s) are contributed to the Intermediate Holdings Companies, an amount equal to (A) the weighted average price per Class A Unit for which such Class A Units were sold (net of any broker fees, commissions or underwriting discounts) multiplied by (B) the number OCGH Units being exchanged; and/or

(c) if Oaktree elects for the Intermediate Holding Companies to deliver any other form of consideration for the Exchange other than Class A Units and/or cash, such exchange price as the board of directors of Oaktree shall determine in its good faith discretion.

“General Partner” means the general partner of OCGH.

“Governmental Entity” means any court, administrative agency, regulatory body, commission or other governmental authority, board, bureau or instrumentality, domestic or foreign and any subdivision thereof.

“Intermediate Holding Company” means an entity (a) in which Oaktree owns a direct or indirect equity interest and (b) that serves as the general partner (or equivalent) of one or more OpCos. As of the date of this Agreement, the Intermediate Holding Companies for purposes of this Agreement are OCM Holdings, Oaktree Inc., Oaktree AIF and Oaktree Ltd.

“JAMS” has the meaning set forth in Section 3.9.

“Make-Whole Units” has the meaning set forth in the OCGH Partnership Agreement.

“Oaktree” has the meaning set forth in the preamble to this Agreement.

“Oaktree Group” has the meaning set forth in the OCGH Partnership Agreement.

“Oaktree Group Member” has the meaning set forth in the OCGH Partnership Agreement.

“Oaktree Inc.” has the meaning set forth in the preamble to this Agreement.

“Oaktree Ltd.” has the meaning set forth in the preamble to this Agreement.

“Oaktree AIF” has the meaning set forth in the preamble to this Agreement.

“Oaktree Operating Agreement” means the operating agreement of Oaktree, as it may be amended or modified from time to time.

“OCGH” has the meaning set forth in the preamble to this Agreement.

“OCGH Limited Partner” means a “Limited Partner” as defined in the OCGH Partnership Agreement.

“OCGH Partnership Agreement” means the limited partnership agreement of OCGH, as it may be amended or modified from time to time.

“OCM Holdings” has the meaning set forth in the preamble to this Agreement.

“OpCo” has the meaning set forth in the OCGH Partnership Agreement.

“OpCo Unit” has the meaning set forth in the OCGH Partnership Agreement.

“Paying Agent” means a Person serving as the agent of Oaktree and its subsidiaries, who shall be designated, from time to time, by mutual agreement of Oaktree and OCGH to facilitate Exchanges.

“Percentage Interest” has the meaning set forth in the OCGH Partnership Agreement.

“Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, Governmental Entity or other entity.

“Regulations” has the meaning set forth in Section 3.12.

“Restricted Period” has the meaning set forth in the OCGH Partnership Agreement.

“Service Partner” has the meaning set forth in the OCGH Partnership Agreement.

Section 1.2 Gender. For the purposes of this Agreement, the words “he,” “his” or “himself” shall be interpreted to include the masculine, feminine and corporate, other entity or trust form.

ARTICLE II

EXCHANGES

Section 2.1 Exchange Procedure.

(a) Application of Exchange Procedures. In applying this Article II and the other provisions of this Agreement (including for purposes of determining the Exchange Price and the form of consideration to be paid with respect to any Exchange), Oaktree may, in its sole discretion, (i) divide any Exchange into, and treat such Exchange as if it were, two or more separate Exchanges, and (ii) combine any number of Exchanges into, and otherwise treat such Exchanges as if they were part of, a single Exchange.

(b) Exchanges of OCGH Units. On the Exchange Date, (i) the Intermediate Holding Companies shall purchase from the OCGH Limited Partner who has elected to make an Exchange pursuant to this Agreement, (ii) such OCGH Limited Partner shall sell to the Intermediate Holding Companies, such number of OCGH Units that the General Partner has determined, pursuant to the OCGH Partnership Agreement, that such OCGH Limited Partner is eligible to sell, including after giving effect to any limits imposed by the General Partner under the OCGH Partnership Agreement on the number of OCGH Units eligible for sale and (iii) if applicable, the Intermediate Holding Companies shall purchase from each OCGH Limited Partner that is a Surplus Partner (as defined in the OCGH Partnership Agreement) an equity interest in OCGH as required by Section 6.3(b)(iii) of the OCGH Partnership Agreement for the amount determined pursuant to Section 6.3(b)(iii) of the OCGH Partnership Agreement. As consideration for such sale described in clauses (i) and (ii) of the preceding sentence, each Intermediate Holding Company shall pay the OCGH Limited Partner who has elected to make the Exchange a pro rata portion of the Exchange Price (which shall be determined based on the relative values of the OpCos held by each Intermediate Holding Company immediately prior to such sale and which shall be delivered in the form of Class A Units, cash, other consideration or any combination of the foregoing, at Oaktree’s election), less, if applicable, the Redeemable Surplus (as defined in the OCGH Partnership Agreement) attributable to such OCGH Units in exchange for a pro rata portion of the OCGH Units being sold by such OCGH Limited Partner and, if applicable, shall pay the Surplus Partners their pro rata share of the Redeemable Surplus attributable to such OCGH Units.

(c) Redemption of OCGH Units. On the Exchange Date, immediately following the exchange of OCGH Units pursuant to Section 2.1(b) hereof, OCGH may, at its discretion, redeem each OCGH Unit received by the Intermediate Holding Companies pursuant to Section 2.1(b) and deliver to each Intermediate Holding Company a pro rata share of the partnership units of each OpCo, such that the aggregate number of OpCo Units issued in the redemption comprises the Equivalent OpCo Units of the OCGH Units being redeemed.

(d) Exchange of OpCo Units. On the Exchange Date, immediately following the redemption of OCGH Units by OCGH pursuant to Section 2.1(c) hereof, each Intermediate Holding Company may, at its discretion, exchange OpCo Units with each other Intermediate Holding Company such that, immediately after such exchange, each Intermediate Holding Company holds OpCo Units only in the OpCo for which such Intermediate Holding Company serves as the general partner (or equivalent).

(e) Concurrent Exchanges. The obligation, if any, of the Intermediate Holding Companies to effect an Exchange under this Agreement represents a several, and not a joint and several, obligation of the Intermediate Holding Companies.

(f) Cancellation of Class B Units. Pursuant to Section 4.4 of the Oaktree Operating Agreement, on the Exchange Date, a number of Class B Units equal to the number of OCGH Units exchanged with the Intermediate Holding Companies pursuant to Section 2.1(b) (whether or not actually delivered) in connection with the Exchanges effected on such Exchange Date shall be automatically canceled without any further action by any party.

(g) Board of Directors Approval. Notwithstanding anything to the contrary in this Agreement or any other agreement to which any OCGH Limited Partner may from time to time be a party, (i) no Exchange shall be consummated without the prior approval of the board of directors of Oaktree (or a duly authorized committee of such board of directors) and (ii) the board of directors of Oaktree (or a duly authorized committee thereof) shall determine whether to pay the Exchange Price in the form of Class A Units, cash, other consideration or any combination of the foregoing.

Section 2.2 Closing Procedures.

(a) Location. On the Exchange Date, the parties shall effect the closing (the “Closing”) of the transactions contemplated by Section 2.1 at the offices of Oaktree Capital Group, LLC, 333 South Grand Avenue, 28th Floor, Los Angeles, California 90071, in the manner set forth in this Section 2.2 or at such other time, at such other place and in such other manner as Oaktree shall determine in its discretion.

(b) Absence of Injunctions or Decrees. The obligations of the parties to this Agreement to consummate an Exchange shall be subject to the condition that there shall be no injunction, restraining order or decree of any nature of any Governmental Entity that is in effect that restrains or prohibits such Exchange.

(c) Exchange Deliveries. At each Closing, with respect to each OCGH Limited Partner participating in such Closing:

(i) each OCGH Limited Partner participating in such Closing shall deliver, or shall instruct the delivery of on its behalf, to the Paying Agent the number of OCGH Units to be sold by such OCGH Limited Partner;

(ii) each Intermediate Holding Company shall deliver to the Paying Agent its pro rata portion of the Exchange Price (either in Class A Units, cash, other consideration or any combination of the foregoing, as determined by the board of directors of Oaktree (or a duly authorized committee thereof)) for the number of OCGH Units being acquired by such Intermediate Holding Company; and

(iii) OCGH shall deliver to the Paying Agent, to the extent certificated, the certificate or certificates representing a number of Class B Units equal to the number of OCGH Units being acquired by the Intermediate Holding Companies.

(d) Additional Exchange Deliveries. In addition to the closing deliveries provided for with respect to each OCGH Limited Partner, on any Exchange Date if OCGH delivers to the Paying Agent a certificate or certificates that represent more Class B Units than the number of OpCo Units to be delivered to the Intermediate Holding Companies in connection with all Exchanges occurring on such Exchange Date, Oaktree shall deliver to the Paying Agent a certificate or certificates registered in the name of OCGH representing a number of Class B Units equal to such excess.

(e) Paying Agent. After receiving all required Closing deliveries set forth in Sections 2.2(c) and 2.2(d) for all Closings occurring on an Exchange Date, the Paying Agent shall deliver:

(i) to each OCGH Limited Partner participating in a Closing, cash, Class A Units, other consideration or any combination of the foregoing (as determined by Oaktree) representing the Exchange Price for the number of OCGH Units delivered by or on behalf of such OCGH Limited Partner on such Exchange Date less, if applicable, the Redeemable Surplus attributable to such OCGH Units, which the Paying Agent shall deliver pro rata to the applicable Surplus Partners;

(ii) to each Intermediate Holding Company, the portion of the OCGH Units being acquired by such Intermediate Holding Company on such date;

(iii) to Oaktree, the Class B Unit certificates, if any, representing the number of Class B Units equal to the number of OCGH Units being acquired by the Intermediate Holding Companies; and

(iv) to OCGH, the certificates delivered by Oaktree or an Intermediate Holding Company pursuant to Section 2.2(d), if any.

Section 2.3 Conclusive Nature of Determinations. All determinations, interpretations, calculations, adjustments and other actions of Oaktree, the board of directors of Oaktree (or a duly authorized committee of such board of directors), the General Partner, OCGH, an Intermediate Holding Company or a designee of any of the foregoing that are within such Person’s authority hereunder (including, without limitation, any calculations of the Exchange Price for any Equivalent OpCo Units in connection with any Exchange) shall be binding and conclusive on an OCGH Limited Partner absent manifest error. In connection with any such determination, interpretation, calculation, adjustment or other action, Oaktree, the board of directors of Oaktree (or a duly authorized committee of such board of directors), the General Partner, OCGH, an Intermediate Holding Company or the designee of any of the foregoing shall be entitled to resolve any ambiguity with respect to the manner in which such determination, interpretation, calculation, adjustment or other action is to be made or taken, and shall be entitled to interpret the provisions of this Agreement, in such a manner as it determines to be fair and equitable, and such resolution or interpretation shall be binding and conclusive on an OCGH Limited Partner absent manifest error.

Section 2.4 Non-Exclusive Exchange Method. The parties hereto specifically agree that the provisions of this Article II are not the exclusive method by which OCGH Units may be exchanged for Class A Units, cash, other consideration or any combination of the foregoing, and that Oaktree, OCGH and the relevant OCGH Limited Partner may agree, on a case-by-case basis, to effect such exchange by any other arrangements.

ARTICLE III

MISCELLANEOUS

Section 3.1 Notices. Any notice to any Service Partner that is required or permitted hereunder to be given to such Service Partner shall be in writing and shall be delivered to such Service Partner at the principal office of OCGH or at such other place where such Service Partner may be found. Any notice to a Service Partner which is delivered to the principal office of OCGH when such Service Partner is absent from the office shall, if reasonable efforts have been made to deliver it to him or her elsewhere, be deemed delivered to him or her on the next succeeding business day, if he or she does not actually receive such notice sooner. Any notice to any OCGH Limited Partner who is not a Service Partner that is required or permitted hereunder to be given to such OCGH Limited Partner shall be in writing and shall be delivered to such OCGH Limited Partner at the address or facsimile number of such OCGH Limited Partner shown on the register of OCGH. Any notice to OCGH or the General Partner required or permitted hereunder to be given to OCGH or the General Partner shall be in writing and shall be delivered to OCGH or the General Partner at the principal office of OCGH. Any notice to Oaktree or an Intermediate Holding Company required or permitted hereunder to be given to Oaktree or an Intermediate Holding Company shall be in writing and shall be delivered to Oaktree or an Intermediate Holding Company at the principal office of Oaktree. A written notice may be delivered by facsimile transmission.

Section 3.2 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “included,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” Whenever in this Agreement or any other agreement contemplated hereby or otherwise a Person is permitted or required to make a decision (i) in its “sole discretion” or “discretion” or under a grant of similar authority or latitude, then, to the fullest extent permitted by law, such Person may make such decision in its sole discretion (regardless of whether there is a reference to “sole discretion” or “discretion”), and shall be entitled to consider only such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting any other Person (other than a duty to act in good faith) and (ii) under another express standard, such Person shall act under such express standard and shall not be subject to any other or different standard.

Section 3.3 Joinder.

(a) The General Partner shall (unless determined otherwise by the General Partner in its sole discretion) cause each OCGH Limited Partner and each Person receiving an award of OCGH equity under any Oaktree ownership plan to be joined as a party to this Agreement by either (i) executing a counterpart to this Agreement or (ii) otherwise agreeing to be bound by all of the terms of this Agreement, in either case for so long as such Person remains a limited partner of OCGH or holds an equity award.

(b) Oaktree shall cause any new Intermediate Holding Company to be joined as a party to this Agreement by either (i) executing a counterpart to this Agreement or (ii) otherwise agreeing to be bound by all of the terms of this Agreement.

(c) Any joinder of parties to this Agreement permitted or required by this Section 3.3 shall be effective notwithstanding Section 3.10.

Section 3.4 Transaction Expenses. All expenses incurred in connection with the Exchange, including, without limitation, all fees and expenses resulting from a registration under the Securities Act of 1933, as amended (if the board of directors of Oaktree deems it advisable to register such Exchange or resulting resale of Class A Units in order to comply with applicable United States securities laws and regulations based on the advice of counsel), printing expenses, fees and disbursements of counsel to Oaktree, OCGH and the Intermediate Holding Companies, and fees of the independent certified public accountants, and the expense of qualifying such Class A Units under blue sky laws, will be borne by Oaktree; provided, however, that (i) any broker fees, commissions or underwriting discounts incurred in connection with selling Class A Units for the account of an OCGH Limited Partner and (ii) counsel fees and disbursements resulting from services to an OCGH Limited Partner in his or her personal capacity will be borne by such OCGH Limited Partner.

Section 3.5 Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein, if the economic and legal substance of the arrangements contemplated hereby are not affected in any manner materially adverse to any party hereto. Upon such a determination, OCGH and Oaktree shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby shall be consummated as originally contemplated to the fullest extent possible. Notwithstanding any provision in this Agreement to the contrary, if any of the provisions of Section 3.14 shall be held to exceed the limitations on scope, duration or geographic area prescribed under applicable law, then such provision shall be deemed to have been amended automatically to reduce such scope, duration or geographic area, as the case may be, to the extent necessary (if possible), and only to such extent, to enable such provision to be valid and permissible under such applicable law.

Section 3.6 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall constitute one and the same instrument.

Section 3.7 Entire Agreement; Third Party Beneficiaries. This Agreement and the OCGH Partnership Agreement together constitute the entire agreement and supersede all other prior agreements, both written and oral, among the parties with respect to the subject matter hereof; provided, that in the event of a conflict between this Agreement and the OCGH Partnership Agreement, the OCGH Partnership Agreement shall control. This Agreement is not intended to confer upon any Person, other than the parties hereto, any rights or remedies hereunder.

Section 3.8 Further Assurances. Each party shall execute, deliver, acknowledge and file such other documents and take such further actions as may be reasonably requested from time to time by the other party hereto to give effect to and carry out the transactions contemplated herein.

Section 3.9 Governing Law. This Agreement shall be construed and enforced, along with any rights, remedies, or obligations provided for hereunder, in accordance with the laws of the State of Delaware applicable to contracts made and to be performed entirely within the State of Delaware by residents of the State of Delaware; provided, that the enforceability of Section 3.10 shall be governed by the Federal Arbitration Act, 9 U.S.C. § 1 et seq., and not the laws of the State of Delaware.

Section 3.10 Arbitration of Disputes.

(a) Any and all disputes, claims or controversies arising out of or relating to this Agreement, including any and all disputes, claims or controversies arising out of or relating to (i) OCGH, (ii) any OCGH partner’s rights and obligations hereunder, (iii) the validity or scope of any provision of this Agreement, (iv) whether a particular dispute, claim or controversy is subject to arbitration under this Section 3.10 and (v) the power and authority of any arbitrator selected hereunder, that are not resolved by mutual agreement shall be submitted to final and binding arbitration before Judicial Arbitration and Mediation Services, Inc. (“JAMS”) pursuant to the Federal Arbitration Act, 9 U.S.C. § 1 et seq. A party hereto may commence the arbitration process by filing a written demand for arbitration with JAMS and delivering a copy of such demand to the other party or parties to the arbitration in accordance with the notice procedures set forth in Section 3.1. The arbitration shall take place in Wilmington, Delaware, and shall be conducted in accordance with the provisions of JAMS Streamlined Arbitration Rules and Procedures in effect at the time of filing of the demand for arbitration. The parties to the arbitration shall cooperate with JAMS and with each other in selecting an arbitrator from JAMS’ panel of neutrals and in scheduling the arbitration proceedings. The arbitrator selected shall be neutral and a former Delaware chancery court judge or, if such judge is not available, a former U.S. federal judge with experience in adjudicating matters under the law of the State of Delaware; provided, that if no such person is both willing and able to undertake such a role, the parties to the arbitration shall cooperate with each other and JAMS in good faith to select such other person as may be available from a JAMS’ panel of neutrals with experience in adjudicating matters under the law of the State of Delaware. The parties to the arbitration shall participate in the arbitration in good faith. Each party to the arbitration shall pay those costs, if any, of arbitration that it must pay to cause this Section 3.10 to be enforceable, and all other costs of arbitration shall be shared equally between the parties to the arbitration.

(b) No party to an arbitration shall be entitled to undertake discovery in the arbitration; provided, that, if discovery is required by applicable law, discovery shall not exceed (i) one witness deposition plus the depositions of any expert designated by the other party or parties, (ii) two interrogatories, (iii) ten document requests and (iv) ten requests for admissions; provided, further, that additional discovery may be permitted to the extent such additional discovery is required by applicable law for this Section 3.10 to be enforceable. The arbitrator shall have no power to modify any of the provisions of this Agreement, to make an award or impose a remedy that, in each case, is not available to the Delaware chancery court or to make an award or impose a remedy that was not requested by a party to the dispute, and the jurisdiction of the arbitrator is limited accordingly. To the extent permitted by law, the arbitrator shall have the power to order injunctive relief, and shall expeditiously act on any petition for such relief.

(c) The provisions of this Section 3.10 may be enforced by any court of competent jurisdiction, and, to the extent permitted by law, the party seeking enforcement shall be entitled to an award of all costs, fees and expenses, including attorneys’ fees, to be paid by the party against whom enforcement is ordered. Notwithstanding any provision of this Agreement to the contrary, any party to an arbitration pursuant to this Section 3.10 shall be entitled to seek a restraining order or injunction in any court of competent jurisdiction to prevent any violation of the provisions of this Agreement pending a final determination on the merits by the arbitrator, and each party hereby consents that such a restraining order or injunction may be granted without the necessity of posting any bond.

(d) The details of any arbitration pursuant to this Section 3.10, including the existence and/or outcome of such arbitration and any information obtained in connection with any such arbitration, shall be kept strictly confidential and shall not be disclosed or discussed with any person not a party to the arbitration; provided, that such party may make such disclosures as are required by applicable law or legal process; provided, further, that such party may make such disclosures to its, his or her attorneys, accountants or other agents and representatives who reasonably need to know the disclosed information in connection with any arbitration pursuant to this Section 3.10 and who are obligated to keep such information confidential to the same extent as such party. If a party to an arbitration receives a subpoena or other request for information from a third party that seeks disclosure of any information that is required to be kept confidential pursuant to the prior sentence, or otherwise believes that it, he or she may be required to disclose any such information, such party shall (i) promptly notify the other party to the arbitration and (ii) reasonably cooperate with such other party in taking any legal or otherwise appropriate actions, including the seeking of a protective order, to prevent the disclosure, or otherwise protect the confidentiality, of such information.

(e) For the avoidance of doubt, (i) any arbitration pursuant to this Section 3.10 shall not include any disputes, claims or controversies that do not arise out of or relate to this Agreement, and (ii) any arbitration pursuant to this Section 3.10 of disputes, claims or controversies arising out of or relating to this Agreement is intended to be separate and distinct proceeding from any arbitration or other adjudication of disputes, claims or controversies between parties to this Agreement that do not arise out of or relate to this Agreement.

Section 3.11 Amendments; Waivers.

(a) This Agreement may be amended, modified or waived at any time in writing by agreement of Oaktree and OCGH without the approval or consent of any other party; provided, that if any such amendment, modification or waiver would adversely affect in any material respect any OCGH Limited Partner relative to all OCGH Limited Partners collectively as a group, such amendment, modification, or waiver shall also require the written consent of the OCGH Limited Partners holding a majority of the Percentage Interests held by the OCGH Limited Partners so adversely affected.

(b) No waiver by any party hereto of any default with respect to any provision, condition or requirement hereof shall be deemed to be a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party hereto to exercise any right hereunder in any manner impair the exercise of any such right accruing to it, him or her thereafter. Any default hereunder by a party hereto shall not excuse any obligation of any other party.

Section 3.12 Assignment. Except as may be provided in the OCGH Partnership Agreement, neither this Agreement nor any of the rights or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of Oaktree and OCGH. Subject to the preceding sentence, this Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and assigns.

Section 3.13 Tax Treatment. To the extent this Agreement imposes obligations upon a particular OpCo or its general partner, this Agreement shall be treated as part of the partnership agreement of such OpCo as described in Section 761(c) of the Internal Revenue Code of 1986, as amended (the “Code”), and Sections 1.704-1(b)(2)(ii)(h) and 1.761-1(c) of the Treasury Regulations (the “Regulations”). As required by the Code and the Regulations: (i) the parties shall report (I) an Exchange consummated hereunder as a taxable sale of OCGH Units by an OCGH Limited Partner to the respective Intermediate Holding Companies; (II) any redemption pursuant to Section 2.1(c) hereof as a redemption of the respective Intermediate Holding Company’s entire interest in OCGH and (III) any exchange of OpCo Units pursuant to Section 2.1(d) as a taxable sale of the OpCo Units by the respective Intermediate Holding Company and (ii) no party shall take a contrary position on any income tax return, amendment thereof or communication with a taxing authority.

Section 3.14 Interference.

(a) Each Service Partner hereby agrees that for so long as the Service Partner provides services to an Oaktree Group Member, and for two years after the Service Partner ceases to provide such services for any reason, such Service Partner shall not directly or indirectly (i) solicit any customer or client of the Oaktree Group for a Competitive Business; provided, that the foregoing clause (i) shall not be deemed to prohibit such Service Partner from participating in the normal marketing efforts of a Competitive Business, so long as such Service Partner does not solicit any client or customer known to such Service Partner as a result of his or her provision of services to an Oaktree Group Member to be a client or customer of the Oaktree Group, other than clients or customers of the Oaktree Group that, as of the date the Service

Partner ceases to provide services to an Oaktree Group Member, are bona fide pre-existing clients or customers of such Competitive Business, (ii) induce or attempt to induce any employee of the Oaktree Group to leave the Oaktree Group or in any way interfere with the relationship between the Oaktree Group and any employee thereof, or (iii) hire, engage, employ, retain or otherwise enter into any business affiliation with any person who was an employee of the Oaktree Group at any time during the twelve-month period prior to the date a Service Partner ceases to provide services to the Oaktree Group.

(b) Each Service Partner hereby agrees that for so long as the Service Partner provides services to an Oaktree Group Member and for the duration of the Restricted Period, the Service Partner shall not directly or indirectly:

(i) in any geographic location or area anywhere in the United States of America or any other country where an Oaktree Group Member conducts business, engage in a Competitive Business; or

(ii) invest in, own, manage, operate, finance, control, render services or participate (whether as an employee, consultant, independent contractor, officer, director, agent, security holder, creditor, or otherwise) in the ownership, management, operation, financing, or control of, or have any interest in, or be employed by, or be associated with or in any manner connected with, or render services, advice or aid to, or guarantee the obligations of, any Person that engages in or proposes to engage in a Competitive Business; provided, that nothing herein shall prohibit a Service Partner from being a passive owner of not more than one percent of the outstanding stock of any class of securities of a corporation or entity engaged in such business which is publicly traded so long as such Service Partner has no participation in the business of such corporation or entity (other than the exercise of his or her shareholder voting rights).

Section 3.15 Contra Proferentem. In the event any claim is made by any party hereto relating to any conflict, omission or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular party or its, his or her counsel.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.

OAKTREE CAPITAL GROUP, LLC

By:	/s/ Todd Molz
	Name:	Todd Molz
	Title:	Managing Director and General Counsel

By:	/s/ Richard Ting
	Name:	Richard Ting
	Title:	Managing Director and Associate General Counsel

OAKTREE CAPITAL GROUP HOLDINGS, L.P.

By:	OAKTREE CAPITAL GROUP HOLDINGS GP, LLC, its General Partner

By:	/s/ Todd Molz
	Name:	Todd Molz
	Title:	Managing Director and General Counsel

By:	/s/ Richard Ting
	Name:	Richard Ting
	Title:	Managing Director and Associate General Counsel

[Second Amended and Restated Exchange Agreement]

OCM HOLDINGS I, LLC

By: OAKTREE HOLDINGS, LLC, its Managing Member

By: OAKTREE CAPITAL GROUP, LLC, its Managing Member

By:	/s/ Todd Molz
Name: Todd Molz
Title: Managing Director and General Counsel

By:	/s/ Richard Ting
Name: Richard Ting
Title: Managing Director and Associate General Counsel

OAKTREE HOLDINGS, INC.

By:	/s/ Todd Molz
Name: Todd Molz
Title: Managing Director and General Counsel

By:	/s/ Richard Ting
Name: Richard Ting
Title: Managing Director and Associate General Counsel

OAKTREE HOLDINGS, LTD.

By: OAKTREE CAPITAL GROUP, LLC, its Director

By:	/s/ Todd Molz
Name: Todd Molz
Title: Managing Director and General Counsel

By:	/s/ Richard Ting
Name: Richard Ting
Title: Managing Director and Associate General Counsel

[Second Amended and Restated Exchange Agreement]

OAKTREE AIF HOLDINGS, INC.

By:	/s/ Todd Molz
Name: Todd Molz
Title: Managing Director and General Counsel

By:	/s/ Richard Ting
Name: Richard Ting
Title: Managing Director and Associate General Counsel

[Second Amended and Restated Exchange Agreement]